Offer of

                          MADISON INVESTORS CORPORATION
                     an indirect, wholly-owned subsidiary of
                          INDEPENDENCE HOLDING COMPANY

                              to Purchase for Cash
                     Up to 1,000,000 Shares of Common Stock

                                       of
                           AMERICAN INDEPENDENCE CORP.
                                       at
                               $9.00 Net Per Share

--------------------------------------------------------------------------------
  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                ON APRIL 22, 2003, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                                                               February 18, 2003

To Our Clients:

      Enclosed for your consideration are the Offer to Purchase dated February 18, 2003 and the related BLUE letter of transmittal regarding the offer by Madison Investors Corporation (the "Purchaser"), a Delaware corporation and an indirect, wholly-owned subsidiary of Independence Holding Company ("IHC"), a Delaware corporation, to purchase up to 1,000,000 shares of common stock of American Independence Corp. (the "Company"), a Delaware corporation. The tender price is $9.00 per share, in cash. The terms and conditions of the offer are set forth in the Offer to Purchase and in the related BLUE letter of transmittal and any amendments or supplements thereto. The offer is being made pursuant to a stock agreement dated as of July 30, 2002 among the Company, IHC and the Purchaser. In the stock agreement, IHC agreed to, or cause one of its affiliates to, commence a tender offer of at least 1,000,000 shares of common stock of the Company, no later than February 18, 2003.

      We have enclosed the Offer to Purchase and the related BLUE letter of transmittal for the offer. The stock agreement is included as an exhibit to the Company's September 30, 2002 proxy statement and is incorporated as an exhibit to the Tender Offer Statement on Schedule TO filed by the Purchaser and IHC with the Securities and Exchange Commission in connection with the offer.

      We or our nominee are the holder of record of shares of the Company's common stock held for your account. A tender of such shares can be made only by us or our nominee as the holder of record and pursuant to your instructions. The enclosed BLUE letter of transmittal is furnished to you for your information only and cannot be used by you to tender shares of the Company's common stock held by us for your account.

      We request instructions as to whether you wish us to tender any or all of the shares of the Company's common stock held by us for your account, upon the terms and subject to the terms and conditions of the offer.

      Please note the following:

      o The consideration per share of the Company's common stock is $9.00, in cash.

      o The offer is being made for up to 1,000,000 shares of the Company's common stock. If more than 1,000,000 shares are properly tendered and not withdrawn at the expiration of the offer, the Purchaser will purchase shares of common stock on a pro rata basis, as described in the Offer to Purchase.

      o The offer and withdrawal rights will expire at 5:00 p.m., New York City time, on April 22, 2003, unless the offer is extended.

      o The offer is subject to various conditions set forth in the Offer to Purchase. The offer is not conditioned on the Purchaser receiving financing or on any minimum number of shares of the Company's common stock being validly tendered and not withdrawn.

      o The Company's board of directors is not making a recommendation to stockholders whether to tender their shares, as stated in the Company's Solicitation/Recommendation Statement on Schedule 14D-9 that accompanies the Offer to Purchase. As stated in the Schedule 14D-9, the board of directors urges each stockholder to make his, her or its own decision as to the acceptability of the offer, including the adequacy of the offer price, in light of their own investment objectives, their views as to the Company's prospects and outlook and any other factors that such stockholder deems relevant to his, her or its investment decision.

      o The offer is being made after giving effect to the reverse stock split effective on February 13, 2003. Holders of record of shares of the Company's common stock may surrender either certificates representing shares of old common stock outstanding prior to the reverse split or certificates representing new common stock outstanding after the reverse split. However, in all cases where shares are not accepted for payment or only a portion of the shares represented by a certificate are tendered, the depositary will return certificates for the shares not accepted for payment or not tendered representing shares of new common stock. No fractional shares will be returned to a tendering holder. Instead a cash payment will be made equal to the fraction multiplied by $9.00.

      o Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax on the cash payment. The backup withholding rate will be 30% for payments made in 2003.

      The offer is made solely by the enclosed Offer to Purchase and BLUE letter of transmittal and any amendments or supplements thereto. The Purchaser is not aware of any jurisdiction in which the making of the offer or the acceptance of shares of the Company's common stock pursuant to the offer is prohibited by law. If the Purchaser becomes aware of the law of any jurisdiction prohibiting the making of the offer or the acceptance of shares of the Company's common stock pursuant to the offer, the Purchaser will make a good faith effort to comply with such law. However, if it is unable to do so, the offer will not be made to nor will tenders be accepted from, or on behalf of, the holders of shares of the Company's common stock residing in that jurisdiction. In any jurisdiction in which the securities, blue sky or other laws require the offer to be made by a licensed broker or dealer, the offer will be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

      If you wish to have us tender any or all of your shares of the Company's common stock, please so instruct us by completing, executing and returning to us the instruction form set forth on the following page of this letter. An envelope to return your instruction form to us is enclosed. If you authorize the tender of your shares of the Company's common stock, all your shares of the Company's common stock will be tendered unless otherwise specified on your instruction form. Your instruction form should be forwarded to us in sufficient time to permit us to submit a tender on your behalf prior to the expiration date.

      We urge you to read the Offer to Purchase carefully before submitting your instructions to us.


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

                     Instructions with Respect to the Offer
                                       of

                          MADISON INVESTORS CORPORATION
                     an indirect, wholly-owned subsidiary of
                          INDEPENDENCE HOLDING COMPANY

                              to Purchase for Cash
                     Up to 1,000,000 Shares of Common Stock

                                       of
                           AMERICAN INDEPENDENCE CORP.
                                       at
                               $9.00 Net Per Share

      I (or we, if there are co-stockowners) acknowledge receipt of your letter, the enclosed Offer to Purchase dated February 18, 2003 and the related BLUE letter of transmittal, relating to the offer by Madison Investors Corporation, a Delaware corporation and an indirect, wholly-owned subsidiary of Independence Holding Company, a Delaware corporation, to purchase for cash up to 1,000,000 shares of common stock of American Independence Corp. (the "Company"), a Delaware corporation, on the terms and subject to the conditions set forth in the Offer to Purchase and the related BLUE letter of transmittal and any amendments or supplements thereto.

      I hereby instruct you to tender the number of shares of the Company's common stock indicated below (or if no number is indicated below, all shares of the Company's common stock) held by you for my account, upon the terms and subject to the conditions of the offer.

      Account Number(s):_____________________________  Dated: ____________, 2003

      Number of shares of common stock to be tendered*:_________________________

      Signature(s):_____________________________________________________________

      Name(s) (please print):___________________________________________________

      Address(es):______________________________________________________________

      Area Code and Telephone Number(s): (   )__________________________________

      Tax Identification or Social Security Number(s):__________________________

* Unless otherwise indicated, it will be assumed that all shares of the Company's common stock held by us for your account are to be tendered.

     Please return this form to the brokerage firm maintaining your account.


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